UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): January 29, 2010
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 1, 2010, ION Geophysical Corporation (the “Company”) issued a press release announcing that on January 29, 2010, the jury returned a verdict in its favor in a lawsuit filed by the Company against seismic equipment manufacturer Sercel, Inc. (“Sercel”), in the United States District Court for the Eastern District of Texas. A copy of the press release is attached as Exhibit 99.1.
     The Company filed the lawsuit, styled Input/Output, Inc. et al v. Sercel, Inc. (5-06-cv-00236), in 2003, alleging that Sercel’s digital seismic sensor units infringe the Company’s United States Patent No. 5,852,242, which is incorporated in ION’s VectorSeis® sensor technology.
     The jury found that Sercel’s 408, 428 and SeaRay digital seismic sensor units infringed the Company’s patent, and awarded the Company $25.2 million in compensatory past damages. In addition to the jury award, the Company will be entitled to recover its court costs related to the case, along with prejudgment interest accruing from the date of each infringement. The Company intends to ask the court to issue a permanent injunction to prohibit Sercel from making, using, selling, offering for sale or importing any infringing products into the United States.
     The information in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2010	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 1, 2010.

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